UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2018
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 19, 2018, Triple-S Management Corporation (the “Company”) entered into an amended employment agreement (the “Agreement”) with Mr. Roberto García-Rodríguez in connection with his employment as President and Chief Executive Officer of the Company. The Agreement applies to Mr. García-Rodríguez’s employment from January 1, 2019 to December 31, 2021 and is not subject to automatic extension.

Pursuant to the terms of the Agreement and commencing on January 1, 2019, Mr. García-Rodríguez will receive a minimum base annual salary of $825,000. The Board of Directors of the Company (the “Board”) may increase Mr. García-Rodríguez base annual salary in subsequent years under the Agreement pursuant to the Board’s compensation policy. In addition, Mr. García-Rodríguez will be eligible to receive a performance bonus for each fiscal year, which will be based on metrics established by the Board and computed pursuant to the Board’s compensation policy. The Board may also provide, in its discretion, other types of short or long-term incentive compensation to Mr. García-Rodríguez. Under the Company’s compensation program, Mr. García-Rodríguez is also entitled to receive an annual non-performance based bonus required by Puerto Rico law and participate in a 401-K retirement savings plan, deferred compensation or other plans, and any other benefits and privileges on the same basis as generally provided to other executives of the Company. Mr. García-Rodríguez is also entitled to receive certain perquisites such as reimbursement of business related expenses.

If as a result of a change of control (as defined in the Agreement) of the Company, Mr. García-Rodríguez resigns for good reason (as defined in the Agreement) or is terminated without cause, he will be entitled to receive: (i) an amount equal to two times the sum of (a) the highest base annual salary paid by the Company to Mr. García-Rodríguez during the three years preceding the change of control and (b) the average performance bonus paid by the Company to Mr. García-Rodríguez for the preceding three years; and (ii) certain perquisites and fringe benefits (the “Fringe Benefits”) for twenty-four months.

If Mr. García-Rodríguez’ employment is terminated by the Company without cause, he will be entitled to receive: (i) a severance payment equal to the greater of (a) an amount equal to the base annual salary otherwise payable to him until the expiration of the Agreement and (b) the base annual salary for one year; and (ii) the continuation of the Fringe Benefits until the expiration of the Agreement or for a term of one year, whichever is longer. If the Company does not renew Mr. García-Rodríguez’s employment after the expiration of the Agreement, Mr. García-Rodríguez will be entitled to receive (i) his base annual salary for one year; and (ii) the Fringe Benefits for one year. In addition, if the Company terminates Mr. García Rodríguez without cause or fails to renew his employment after the expiration of the Agreement and upon Mr. García-Rodríguez’s compliance with certain conditions, all of Mr. García-Rodríguez’ rights, equity and other awards under the 401-K benefit plan and the Company’s incentive plan will become fully and immediately vested and exercisable and shall be forthwith delivered to Mr. García-Rodríguez.

Mr. García-Rodríguez has agreed to maintain in strictest confidence and not to use in any way, publish, disclose or authorize anyone else to use in any way, publish or disclose any confidential information relating in any manner to the business or affairs of the Company and its affiliates. Mr. García-Rodríguez and the Company will be subject to a mutual non-disparagement covenant following the termination of Mr. García-Rodríguez employment with the Company.

The description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 5.02.

(e) On December 19, 2018, the Company entered into a Non-Compete and Non- Solicitation Agreement (the “Non-Compete Agreement”) with Mr. García-Rodríguez in connection with his employment as President and Chief Executive Officer of the Company. The Non-Compete Agreement applies to Mr. García-Rodríguez during his Employment (as defined in the Non-Compete Agreement) and for a period of twelve months following the termination of his employment with the Company.

Pursuant to the terms of the Non-Compete Agreement, Mr. García-Rodríguez may not directly or indirectly Engage (as defined in the Non-Compete Agreement) in any Similar Business (as defined in the Non-Compete Agreement) services or activities where the Company is Engaged in Business (as defined in the Non-Compete Agreement) in Puerto Rico or any other country. In addition, Mr. García-Rodríguez may not, for a period of twelve months following the termination of his employment with the Company, (i) induce or attempt to induce any employee of the Company or any of its affiliates or subsidiaries to leave the employ or services of the Company or in any way interfere with the relationship between the Company and the employee or (ii) hire any person who was an employee of the Company or any of its affiliates or subsidiaries at any time during the twelve-month period immediately prior to the date on which such hiring would take place. Mr. García-Rodríguez and the Company will be subject to a mutual non-disparagement covenant following the termination of Mr. García-Rodríguez employment with the Company.

During his Employment, and for twelve months following the termination of his employment for any reason, Mr. García-Rodríguez must, before accepting any employment with any person or entity engaged in a Similar Business, disclose to the Company the identity of such person or entity and provide a full description of the duties involved in such prospective employment.

The description of the Non-Compete Agreement is qualified in its entirety by reference to the text of the Non-Compete Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1 – Amended Employment Contract, dated December 19, 2018, by and between Triple-S Management and Roberto García Rodríguez.

10.2 – Non-Compete and Non-Solicitation Agreement, dated December 19, 2018, by and between Triple-S Management and Roberto García Rodríguez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: December 26, 2018	By:	/s/ Roberto García Rodríguez
Name: Roberto García Rodríguez
Title: President and Chief Executive Officer